BARRY L. FRIEDMAN, P.C.
                         Certified Public Accountant

1582 TULITA DRIVE	                                  				OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123				                             FAX (702) 896-0278


To Whom It May Concern:						August 29, 2000

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of July 3, 2000, on the Financial Statements of Freelance.Com, Inc., as of June 30, 2000, in any filing that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/
Barry L. Friedman,
Certified Public Accountant